UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 8, 2016
____________________
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, Colorado
(Address of principal executive offices) (zip code)
(303) 846-6000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2016, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release describing selected financial results for the second fiscal quarter ended July 10, 2016. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  A copy of the supplemental financial information for the second fiscal quarter ended July 10, 2016 that will be referred to during the investor conference call and webcast that is scheduled to take place on August 9, 2016 is being furnished as Exhibit 99.2 to this Form 8-K.
The information in this Item 2.02, including the information set forth in Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen Carley

On August 8, 2016, the Company announced that Stephen Carley resigned from his position as the Company’s Chief Executive Officer and as a member of the board of directors of the Company (the “Board”), effective August 8, 2016.  Mr. Carley’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. Mr. Carley will remain a non-executive employee of the Company through his anticipated retirement on December 25, 2016 (the “Retirement Date”), with such duties as may be reasonably assigned to him by the Board and the new Chief Executive Officer of the Company.

In connection with Mr. Carley’s resignation, the Company and Mr. Carley entered into an agreement, dated August 8, 2016 (the “Carley Amendment”), that amends and supplements Mr. Carley’s employment agreement with the Company, dated August 11, 2010 (the “2010 Employment Agreement,” and with the Carley Amendment the “Amended Employment Agreement”).  Mr. Carley’s current compensation, including rate of base salary, bonus opportunity (continued eligibility for an annual bonus in respect of fiscal 2016 performance), long-term incentives, and eligibility to participate in benefit programs generally available to other senior executives of the Company, remains unchanged by the Carley Amendment.  Mr. Carley will provide transition services as a Senior Advisor to the Company (reporting to the new Chief Executive Officer of the Company).  In exchange for the foregoing compensation, Mr. Carley executed a waiver and release of claims in favor of the Company and its affiliates, and agreed to execute a second waiver and release promptly following the last day of his employment with the Company.  Mr. Carley also waived any rights to receive severance or separation pay whether his employment terminates prior to or on the Retirement Date.  Mr. Carley’s departure from the Company on the Retirement Date will be treated as a retirement from employment and, accordingly, his equity awards will be treated in accordance with the retirement provisions of the Company’s Amended and Restated 2007 Performance Incentive Plan and any related award agreements between the Company and Mr. Carley.   Mr. Carley acknowledged that he will remain bound by the post-employment restrictive covenants in the Amended Employment Agreement and any other agreement between him and the Company or any of its affiliates.

The foregoing is a summary description of the Amended Employment Agreement and does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Carley Amendment and the 2010 Employment Agreement.  The 2010 Employment Agreement has been previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2015 and is incorporated herein by reference.  The Carley Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Denny Marie Post

On August 8, 2016, Denny Marie Post was appointed to the position of Chief Executive Officer of the Company, effective August 8, 2016.

Ms. Post, age 59, has served as President of the Company since February 2016.  Prior to that, Ms. Post served as Executive Vice President and Chief Concept Officer of the Company since March 2015.  Ms. Post joined the Company in August 2011 as Senior Vice President and Chief Marketing Officer.  Before joining the Company, Ms. Post was the Managing Member of mm&i Consulting LLC, a marketing consulting firm, from June 2010 to July 2011. She served as Senior Vice President, Chief Marketing Officer of T-Mobile USA from July 2008 to May 2010, as Senior Vice President, Global Beverage, Food, and Quality at Starbucks Corporation from February 2007 to June 2008, as Senior Vice President, Chief Concept Officer of Burger King Corp. from April 2004 to January 2007, and prior to that, in various marketing executive roles at YUM! Brands, Inc.
In connection with her appointment as Chief Executive Officer and as a member of the Board, the Company and Ms. Post entered into an amended and restated employment agreement, dated August 8, 2016, that amends certain provisions of Ms. Post’s employment agreement, dated August 1, 2011, with the Company (as amended and restated, the “Post Employment Agreement”).  The Post Employment Agreement provides for the following compensation: (i) an annual base salary of $700,000; (ii) eligibility to receive an annual bonus with a target of 120% of her base salary (with such target applicable for the full fiscal year in 2016 based on her actual salary for all of 2016); and (iii) sign-on equity awards consisting of (x) a stock option with a Black-Scholes grant date fair value of $160,400, (y) restricted stock units (“RSUs”) with a grant date fair value of $80,200, and (z) performance stock units (“PSUs”) with a grant date fair value (at target) of $1,050,000 (such PSU grant will be subject to subject to approval of the Company’s new equity incentive plan at the shareholder meeting in fiscal year 2017).  The stock option and RSUs will be granted on October 3, 2016, and each award will vest over four years in substantially equal annual installments on the anniversaries of the date of grant, subject to continued employment through each such vesting date. The PSUs will be granted in the first quarter of fiscal year 2017 and will cliff-vest at the end of a three-year performance cycle, generally subject to Ms. Post’s continued employment through the applicable vesting date, with the number of awards to be issued to be determined based on achievement of three-year cumulative EBITDA and average ROIC threshold, target or maximum objectives (with linear interpolation for achievements between these objectives).  Specific EBITDA and ROIC targets will be approved by the compensation committee of the Board in the first quarter of fiscal year 2017.
Beginning in fiscal year 2017, Ms. Post will also be eligible to participate in the Company’s long term incentive plan (“LTIP”), which will have a target value equal to 250% of her base salary and is anticipated to consist of the following types of awards (i) service-based vesting stock options (40%), (ii) service-based vesting RSUs (20%), and (iii) PSUs (40%).  However, for fiscal year 2017, Ms. Post’s PSU award will represent 60% of the target value of the fiscal year 2017 LTIP award (target value of $1,050,000) as contemplated by her sign-on equity awards which represents the award of PSUs for fiscal year 2017 and an additional amount of PSUs for period she served as Chief Executive Officer of the Company for fiscal year 2016.
Ms. Post may also participate in the Company’s standard benefit plans, as may be amended from time to time, in which other senior executives are eligible to participate.  Additionally, she is entitled to a car allowance of $15,000 per year, reimbursement of legal and financial advisory fees for the first 12 months of her employment as Chief Executive Officer (not to exceed $30,000), and holidays and paid time off in accordance with the Company’s paid time off policies applicable to executive officers as in effect from time to time.
Upon the termination of Ms. Post’s employment for any reason, she will be entitled to receive any accrued but unpaid base salary, reimbursable expenses, accrued but unused vacation time, any compensation previously deferred by Ms. Post payable pursuant to, and at such times as provided for by, such deferred compensation plan, program or policy, and any payments, benefits or fringe benefits to which Ms. Post is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, payable in accordance with the terms of such plan, program or grant (the “accrued obligations”).  In the event Ms. Post’s employment terminates due to her death or disability, in addition to the accrued obligations, she will also be entitled to receive (i) any earned but unpaid annual bonus for the year preceding the year of termination and (ii) a prorated bonus for the year of termination (based on actual performance, prorated for the number of days employed during the applicable fiscal year).
Upon Ms. Post’s termination of employment by the Company without “cause” or due to her resignation for “good reason,” she will be entitled to receive as severance benefits, (i) any earned but unpaid annual bonus for the year preceding the year of termination, (ii) 24 months of salary continuation, (iii) a prorated bonus for the year of termination (based on actual performance, prorated for the number of days employed during the applicable fiscal year), and (iv) subject to her timely election of continued healthcare coverage under COBRA, monthly payments (or reimbursement) of the cost of COBRA coverage for 18 months.  If Ms. Post’s employment is terminated by the Company without “cause” or she resigns for “good reason” on or within 24 months following a change in control, she will be entitled to the same severance benefits described in the preceding sentence, except that instead of salary continuation for 24 months, she will receive, severance in an amount equal to equal to two times the sum of her annual base salary and the highest annual bonus she earned in the last three completed years prior to the change in control, payable in substantially equal installments over the 24 month period immediately following the date such employment termination.  Ms. Post’s receipt of the severance benefits mentioned in this paragraph is subject to her execution of a waiver and release of claims in favor of the Company and its affiliates, and adherence to post-employment restrictive covenant obligations.
Ms. Post will be subject to customary restrictive covenants in the Post Employment Agreement, including nondisclosure of confidential information, return of Company property, and, during employment and for the 24 months following her termination of employment, non-competition and non-solicitation of employees, suppliers and business relations of the Company.
The foregoing is a summary description of the Post Employment Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Post Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Appointment of Board Members

On August 8, 2016, in connection with her appointment as Chief Executive Officer, the Board appointed Ms. Post as a member of the Board, effective immediately.  Ms. Post’s appointment filled an existing vacancy created by the resignation of Mr. Carley and she will serve as a director until the 2017 annual meeting of stockholders or until her successor has been duly elected and qualified, or until the earlier of her death, resignation, or removal.  Ms. Post will not serve on any committees of the Board.

On August 8, 2016, the Company increased the size of the Board from eight to ten members and appointed Kalen F. Holmes and Steven K. Lumpkin to fill the resulting vacancies.  Each of Ms. Holmes and Mr. Lumpkin will serve as a director until the 2017 annual meeting of stockholders or until their respective successor has been duly elected and qualified, or until the earlier of their respective death, resignation, or removal. Ms. Holmes was appointed to the Compensation and Nominating and Governance Committees of the Board.  Mr. Lumpkin was appointed to the Finance Committee of the Board.
Ms. Holmes, age 49, served as an Executive Vice President of Partner Resources (Human Resources) at Starbucks Corporation from November 2009 until her retirement in February 2013. Prior to her employment with Starbucks, Ms. Holmes held a variety of leadership roles with HR responsibility for Microsoft Corporation from September 2003 through November 2009. Prior to joining Microsoft, Ms. Holmes served in a variety of industries, including high-tech, energy, pharmaceuticals and global consumer sales. Ms. Holmes serves on the board of directors of Zumiez Inc., a publicly traded, Nasdaq-listed company.  She also serves as the Chairperson of the Board of Directors for the YWCA King and Snohomish counties and on the Board of Trustees for the Pacific Northwest Ballet. Ms. Holmes holds a Bachelor of Arts in Psychology from the University of Texas and a Master of Arts and a Ph.D. in Industrial/Organization Psychology from the University of Houston.

Mr. Lumpkin, age 61, currently serves as Principal of Rolling Hills Capital Partners, a consulting firm.  Mr. Lumpkin served as Executive Vice President, Chief Financial Officer, and a director of Applebee’s International, Inc., where he served in various executive positions from 1995 until his retirement in 2007. Prior to joining Applebee’s, he was Executive Vice President and director at Kimberly Quality Care Inc.  Mr. Lumpkin is a CPA, with a bachelor in Accounting from the University of Missouri – Columbia.
Each of Ms. Holmes and Mr. Lumpkin will receive compensation in accordance with the Company’s standard non-employee director compensation policies, which are currently described in the Company’s Definitive Proxy Statement on Schedule 14A for the 2016 Annual Meeting of Stockholders filed with the SEC on April 5, 2016.
As of the date of these appointments, there are no transactions between the Company and Ms. Post, Ms. Holmes or Mr. Lumpkin, respectively, that would be reportable under Item 404(a) of Regulation S-K.  None of Ms. Post, Ms. Holmes or Mr. Lumpkin was selected pursuant to any arrangement or understanding between themselves and any other person.
The Company issued a press release on August 8, 2016 announcing these executive officer changes and director appointments. A copy of the press release is attached as Exhibit 99.3 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated August 8, 2016, by and between Stephen E. Carley and Red Robin Gourmet Burgers, Inc.

10.2	Amended and Restated Employment Agreement, dated August 8, 2016, by and between Denny Marie Post and Red Robin Gourmet Burgers, Inc.

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated August 8, 2016 (second fiscal quarter results).

99.2	Supplemental Financial Information dated August 8, 2016, provided by Red Robin Gourmet Burgers, Inc.

99.3	Red Robin Gourmet Burgers, Inc. Press Release dated August 8, 2016 (executive officer changes and director appointments).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 8, 2016

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Michael L. Kaplan
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated August 8, 2016, by and between Stephen E. Carley and Red Robin Gourmet Burgers, Inc.

10.2	Amended and Restated Employment Agreement, dated August 8, 2016, by and between Denny Marie Post and Red Robin Gourmet Burgers, Inc.

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated August 8, 2016 (second fiscal quarter results).

99.2	Supplemental Financial Information dated August 8, 2016, provided by Red Robin Gourmet Burgers, Inc.

99.3	Red Robin Gourmet Burgers, Inc. Press Release dated August 8, 2016 (executive officer changes and director appointments).